Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-3 and related Prospectus of our report dated March 15, 2018, with respect to the financial statements of Celcuity Inc. on the Form 10-K as of and for the year ended December 31, 2017. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Boulay PLLP

Minneapolis, Minnesota

September 21, 2018